Exhibit 99.1
Investor PresentationAugust 2010

Investment Highlights

- Early Stages of Lodging Recovery
- Quality High Growth Portfolio
- Positioned for Acquisitions
- Best in Class Capital Structure
- Attractive Valuation







2

DiamondRock at a Glance Market Valuation at 08/06/10:Share Price: $9.84Shares Outstanding: 155 mmMarket Capitalization: $1,521 mmNet Debt: $628 mmEnterprise Value: $2,149 mmEV / 2010 EBITDA(2): 16.0xEV / 2010 Pro Forma EBITDA(3): 15.2x 3 Per the Company's full year guidance as of June 18, 2010Per mid point of DRH's full year EBITDA guidance of $132 to $136 millionEBITDA of $141 million, which is the mid-point of 2010 guidance pro forma for the pre-ownership period of 2010 acquisitionsMetrics based on full year operating results , pro forma for the pre-ownership period of 2010 acquisitionsCalculated according to the methodology outlined in our corporate credit facility Full Year 2010 Guidance(1):Hotels: 22Rooms: 10,573RevPAR Growth: 2% - 4%RevPAR: $106.39 - $108.47Adjusted EBITDA: $132 - $136 millionAdjusted FFO: $83 - $85 millionAdjusted FFO/share: $0.57 - $0.59 Leverage Statistics(4):Net Debt / Asset Value: 33.4% Average Interest Rate: 5.9%Net Debt / EBITDA: 4.4x Average Maturity: 5.1 yearsFixed Charge Coverage(5): 2.3x Next Maturity: Fourth Quarter 2014

Early Stages of Recovery in Lodging Fundamentals

- DRH's operating results exceed internal expectations for first half 2010
- DRH anticipates a robust, multi-year recovery in lodging fundamentals:
  - Business mix shifting to more profitable demand segments
  - Constrained supply picture very favorable
- Green Street Advisors Recovery Scenario:
  - NOI recovery to 2007 levels by 2014
  - NOI CAGR for DRH pro forma portfolio of 15% from 2009 - 2014



140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
Demand
Supply
Indexed RevPAR

Note: Historical data and projections for Upper-Upscale and Luxury Hotels
Year 2000 = 100
Source: Green Street Advisors

4

Portfolio Overview 5 Our portfolio is concentrated in Top 25 MSAs and destination resorts. Portfolio positioned for superior growth. Market Concentration (% of EBITDA) Brand Concentration (% of EBITDA) Note: Market and Brand Concentrations based on forecast 2010 hotel adjusted EBITDA, including the Hilton Minneapolis and the Renaissance Charleston . The charts do no reflect the Allerton Hotel senior debt acquisition. (CHART) (CHART)

Acquisition Pipeline

- Increased volume and quality of investment opportunities
  - Currently evaluating several transactions in Top 20 MSAs
- Significant investment capacity
  - Expected year-end cash balance of $160 million
  - Undrawn $200 million line of credit
  - 12 hotels unencumbered by debt
- Off-Market Transactions
  - Marriott "first look" relationship - Facilitated Charleston Renaissance acquisition
  - Industry relationships - Facilitated Allerton Senior Loan acquisition
- Investment Opportunities
  - Repositioning or Rebranding
  - Large Group Hotels
  - Destination Resorts
  - Urban Limited Service in select MSAs







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2010 Acquisitions







- Allerton Hotel Chicago
  - Distressed, off-market transaction
  - Acquired senior loan at 13% discount
  - Last dollar of investment at $137k/key
  - Global brand repositioning opportunity if fee title obtained
- Hilton Minneapolis
  - 821 rooms; 77,000 sq. ft. meeting space
  - Leading group hotel in Minnesota
  - $155.5 million total investment
  - Evaluating ROI opportunities to create additional meeting space
  - Less than 11x forward EBITDA
- Renaissance Charleston
  - Off-market acquisition sourced through Marriott relationship
  - Desirable Historic District location
  - $40 million total investment
  - Major new demand generators (e.g. Boeing 787 Dreamliner assembly plant)
  - Less than 11 forward EBITDA

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Capital Structure

- Best in Class
  - No debt maturities until the fourth quarter of 2014
  - $160 million cash balance at year end
  - Undrawn $200 million credit facility
  - 12 unencumbered hotels
- Closed new $200 million unsecured credit facility
  - Inexpensive debt starting at 3.75%
  - Flexible financial covenants
  - 4-year term, including extensions

Leverage Statistics[2]:

Net Debt / Asset Value:	33.4%
Net Debt / EBITDA:	4.4x
Fixed Charge Coverage[3]:	2.3x
Average Interest Rate:	5.9%
Average Maturity:	5.1 years



2010E Net Debt & Pref/EBITDA
DRH(1)
HST
LHO
HT
SHO
FCH
AHT
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x

(1) EBITDA of $141 million, which is the mid-point of 2010 guidance pro forma for the pre-ownership period of 2010 acquisitions
(2) Metrics based on full year operating results, pro forma for the pre-ownership period of 2010 acquisitions
(3) Calculated according to the methodology outlined in our corporate credit facility

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DiamondRock Capital Structure – No Corporate Debt

$784mm fixed rate non-recourse property specific mortgage debt(1)

Trailing 4 Quarter Hotel Adjusted EBITDA of $78m

10 Hotels

Courtyard Midtown East (Oct. 2014) EBITDA: $7.2mm; Debt: $42.8mm at 8.81%
Salt Lake City Marriott (Jan. 2015) EBITDA: $4.7mm; Debt: $32.4mm at 5.50%
Los Angeles Airport Marriott (July 2015) EBITDA: $7.1mm; Debt: $82.6mm at 5.30%
Worthington Renaissance (July 2015) EBITDA: $8.6mm; Debt: $56.7mm at 5.40%
Frenchman's Reef Marriott (Aug. 2015) EBITDA: $10.4mm, Debt: $61.0mm at 5.44%
Orlando Airport Marriott (Jan. 2016) EBITDA: $4.1mm; Debt: $59.0mm at 5.68%
Chicago Marriott Downtown (April 2016) EBITDA: $17.7mm; Debt: $218.3mm at 5.975%
Courtyard Fifth Avenue (June 2016) EBITDA: $4.1mm; Debt: $51.0mm at 6.48%
Austin Renaissance (Dec. 2016) EBITDA: $8.1mm; Debt: $83.0mm at 5.507%
Atlanta Waverly Renaissance (Dec. 2016) EBITDA: $6.3mm; Debt: $97.0mm at 5.503%

12 Hotels

Atlanta Alpharetta Marriott EBITDA: $3.3mm
Atlanta North Westin EBITDA: $2.1mm
Bethesda Marriott Suites EBITDA: $3.2mm
Boston Westin Waterfront EBITDA: $17.5mm
Conrad Chicago EBITDA: $5.1mm
Griffin Gate Marriott EBITDA: $5.7mm
Hilton Minneapolis EBITDA: $14.6mm
Oak Brook Hills Marriott EBITDA: $2.5mm
Renaissance Charleston EBITDA: $3.0 mm
Sonoma Renaissance EBITDA: $2.1mm
Torrance Marriott EBITDA: $4.3mm
Vail Marriott EBITDA: $5.1mm

Trailing 4 Quarter Hotel Adjusted EBITDA of $69m

Note: Debt balances and EBITDA figures are trailing four quarters as of June 18, 2010, pro forma to include the Hilton Minneapolis and Renaissance Charleston.

(1) Frenchman's Reef's loan is non-recourse to the Company with the exception of a $2.5 million corporate guaranty of the completion of certain capital projects.

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Attractive Valuation 10 Source: Bloomberg, SNL Financial as of August 6, 2010 DRH trades at EBITDA multiple discount to its closest peers, despite equivalent or better growth prospects, asset quality and leverageImplied valuation of $203k per key, approximately 35% discount to replacement cost

Safe Harbor Certain statements made during this presentation are forward- looking and are subject to risks and uncertainties. Many of these risks and uncertainties are discussed in the prospectus supplement and in the Company's filings with the Securities and Exchange Commission, all of which you should carefully review. The forward- looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made during this presentation. When we use the words "believe," "expect," "anticipate," "plan," "will," "intend" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements made during this presentation are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. 11